Exhibit 10.5
ROADHOUSE GRILL, INC.
2703-A GATEWAY DRIVE
POMPANO BEACH, FLORIDA 33069
November 17, 2005
Berjaya Group (Cayman) Limited
c/o Berjaya Group Berhad
12th Floor, Menara Berjaya, KL Plaza
179 Jalan Bukit Bintang
55100 Kuala Lumpur, Maylasia
Attn: Francis Lee, Executive Director
Gentlemen:
          This letter agreement (“Agreement”) between the parties hereto sets forth the terms under which Berjaya Group (Cayman) Limited (“Berjaya”) shall, in their role as a secured lender to Roadhouse Grill, Inc. (the “Company”), approve the proposed Merger (the “Merger”) between the Company and Steakhouse Partners, Inc. (“Steakhouse”), and, in their role as a stockholder of the Company, enter into a Voting Agreement (the “Voting Agreement”) agreeing to vote the shares of the Company’s common stock that they own in favor of the Merger.
The Agreement
          Under the terms of that certain Amended and Restated Loan Agreement between Berjaya and the Company, dated as of October 6, 2005 (the “Loan Agreement”), Berjaya has the right to approve a “Sale Transaction” (as defined in the Loan Agreement). Additionally, pursuant to that certain Agreement and Plan of Merger, dated as of November 17, 2005 (the “Merger Agreement”), Steakhouse is requiring that Berjaya enter into a Voting Agreement under which they agree to support the Merger transaction contemplated by the Merger Agreement.
          For good and valuable consideration, as set forth herein, Berjaya hereby consents to the Merger in its role as a secured lender to the Company and agrees to execute the Voting Agreement pursuant to which they will support the Merger in its role as a stockholder of the Company. In return, the Company agrees that at the closing of the Merger, it will pay to Berjaya a fee of $850,000 in cash.
Other
          This Agreement constitutes the entire agreement between the parties hereof regarding the subject matter hereof. This Agreement may only be changed by a written agreement signed by the parties hereof.

          The subject headings in this Agreement are provided for the convenience of the reader and do not make up a part of the Agreement itself.
          This Agreement will be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles thereof.
          If Berjaya is in agreement with the foregoing, please sign and return one copy of this Agreement. Any counterpart copies will constitute one single document with respect to this Agreement.

Sincerely,

ROADHOUSE GRILL, INC.

By:	/s/ Ayman Sabi

Name: Ayman Sabi
Title: President/CEO
Agreed to and accepted as of the 17th day of November, 2005.

BERJAYA GROUP (CAYMAN) LIMITED

By:	/s/ Francis Lee
Name: Francis Lee
Title: Authorized Signatory

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